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                                                                   Exhibit 10.02

                                 PROMISSORY NOTE

 January 1, 2004
                                                           Minnetonka, Minnesota

         FOR VALUE RECEIVED, the undersigned, LECTEC CORPORATION, a Minnesota corporation with a mailing address of 10701 Red Circle Drive, Minnetonka, MN 55343 (hereinafter referred to as the "LecTec"), promises to pay to the order of NOVARTIS CONSUMER HEALTH, INC. with a mailing address of 200 Kimball Drive, Parsippany, NJ 07054 (hereinafter referred to as "Novartis"), the lesser of the sum of Two Million ($2,000,000.00) Dollars or so much thereof as has been advanced and remains outstanding pursuant to Section 2.5 of the Supply and License Agreement between LecTec and Novartis dated as of January 1, 2004, (the "Agreement") together with interest and costs thereon as set forth below, such interest and costs being payable only in the event of default by LecTec hereunder.

         All amounts outstanding under this Note, together with interest thereon, shall be repaid in full on upon Novartis' acceptance of final shipment of Product delivered by LecTec under the Agreement. This Note may be subject to mandatory prepayment under circumstances as set forth in the Agreement.

         Interest on the principal amount outstanding hereunder shall begin to accrue as of the date hereof, and shall be payable only in the event of default by LecTec hereunder on the date of such default whether or not any judgment has been issued thereon. Such default interest shall be payable at the rate per annum which shall be two (2) percentage points higher than the "prime" rate as reported in The Wall Street Journal on the first business day of each month, adjusted monthly.

         This Note is the New Advance Payment Note as defined in the Agreement, to which reference may be made for a description of the terms and conditions of advances of principal hereof and the method of payment by way of credits for products sold and

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delivered by LecTec to Novartis. The indebtedness described herein shall have the benefit of the Collateral as set forth in a Security Agreement between LecTec and Novartis of even date herewith.

         This Note may be prepaid, at any time, in whole or in part, without premium or fee. If this Note is not paid when due, LecTec agrees to pay all costs of collection, including reasonable attorneys' fees. LecTec hereby waives demand, presentment, notice of dishonor, protest, and notice of protest.

         WITHOUT LIMITING OTHER RIGHTS ACCORDED TO NOVARTIS HEREUNDER, LECTEC HEREBY CERTIFIES THAT THE TRANSACTION CONTEMPLATED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES (A) ITS RIGHTS TO NOTICE AND HEARING AS OTHERWISE ALLOWED BY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH NOVARTIS MAY DECIDE TO USE, AND (B) ALL RIGHTS AS OTHERWISE ALLOWED BY LAW TO REQUEST THAT NOVARTIS POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT LECTEC OR ANY OTHER PERSON OR ENTITY LIABLE UNDER THIS NOTE AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY NOVARTIS BY VIRTUE OF ANY DEFAULT OR PROVISION OF THIS NOTE OR THE AGREEMENT, AND LECTEC HEREBY CONSENTS TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDY WITHOUT SUCH A BOND.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.

                                    LECTEC CORPORATION

                                    By       /s/ Timothy P. Fitzgerald
                                       -----------------------------------------
                                          Name
                                    Its:                 CEO
                                        ----------------------------------------
                                          Title